FOR IMMEDIATE RELEASE

Contact:	Renee Campbell
Email:	renee.campbell@valmont.com
Date:	July 20, 2022

Valmont Reports Second Quarter 2022 Results and
Raises Full-Year Guidance
Achieved Record Sales and Earnings per Share

Omaha, NE - Valmont Industries, Inc. (NYSE: VMI), a global leader that provides vital infrastructure and advances agricultural productivity while driving innovation through technology, today reported financial results for the second quarter ended June 25, 2022.
Second Quarter 2022 Highlights (all metrics compared to Second Quarter 2021 unless otherwise noted)
•Record Net Sales of $1.1 billion increased 26.9%

•Operating Income increased to $118.7 million, or 10.5% of net sales ($122.9 million or 10.8% adjusted1) compared to $82.6 million or 9.2% of net sales ($90.9 million or 10.2% adjusted1)
•Record Diluted Earnings per Share (EPS) of $3.53 ($3.70 adjusted1) compared to $2.89 ($3.06 adjusted1)

•Benefited from strong market demand across the portfolio, leading to a record backlog of $2.0 billion, an increase of 24.7% since the end of fiscal 2021, and an increase of 13.4% since the end of first quarter 2022
•Returned $21.5 million to shareholders through dividends and share repurchases
•Incurred an effective tax rate of 27.6% compared to 19.0% in 2021, primarily due to the geographic mix of earnings and an incremental U.K. tax benefit in 2021 that did not repeat in 2022

•Commenced production at the newly-built spun concrete pole manufacturing facility in Bristol, Indiana, that will be accompanied by a 500-kilowatt solar array expected to fully offset the site’s energy consumption
•Acquired a majority interest in ConcealFab, a leader in 5G infrastructure and passive intermodulation (PIM) mitigation solutions for the telecommunications market

1 Please see Reg G reconciliation to GAAP measures at end of document

Key Financial Metrics

Second Quarter 2022	GAAP			Adjusted[1]
(000's except per share amounts)	06/25/2022 2Q 2022	06/26/2021 2Q 2021	vs. 2Q 2021	06/25/2022 2Q 2022	06/26/2021 2Q 2021	vs. 2Q 2021
Net Sales	$1,135,532	$894,629	26.9%	$1,135,532	$894,629	26.9%
Operating Income	118,719	82,625	43.7%	122,859	90,850	35.2%
Operating Income as a % of Net Sales	10.5%	9.2%		10.8%	10.2%
Net Earnings	76,108	62,110	22.5%	79,682	65,752	21.2%
Diluted Earnings Per Share	$3.53	$2.89	22.1%	$3.70	$3.06	20.9%
Average Shares Outstanding	21,541	21,469		21,541	21,469

YTD 2022	GAAP			Adjusted[1]
(000's except per share amounts)	06/25/2022 FY 2022	06/26/2021 FY 2021	vs. FY 2021	06/25/2022 FY 2022	06/26/2021 FY 2021	vs. FY 2021
Net Sales	$2,116,352	$1,669,515	26.8%	$2,116,352	$1,669,515	26.8%
Operating Income	213,561	159,836	33.6%	221,844	168,061	32.0%
Operating Income as a % of Net Sales	10.1%	9.6%		10.5%	10.1%
Net Earnings	138,419	117,124	18.2%	145,570	120,776	20.5%
Diluted Earnings Per Share	$6.43	$5.46	17.8%	$6.77	$5.63	20.2%
Average Shares Outstanding	21,516	21,449		21,516	21,449

"We delivered record quarterly revenue, an increase of 27% year-over-year, and record adjusted earnings per share that increased 21%," said Stephen G. Kaniewski, President and Chief Executive Officer. "Operating margin improvement was driven by our ability to successfully execute on pricing strategies, higher volumes, and better fixed-cost leverage. We continue to prioritize actions to better serve our customers by leveraging our global manufacturing footprint, strategically expanding capacity in key growth markets, and implementing sourcing strategies to help mitigate continuing supply chain volatility. We are seeing strong demand for our products and solutions across global infrastructure and agriculture markets and our Valmont teams around the world are doing an excellent job of delivering value to our customers every day. We are executing consistently on our strategy of creating sustainable growth across our businesses and long-term value for our shareholders."

Second Quarter 2022 Segment Review
Infrastructure (67.0% of Net Sales)
Products and solutions to serve the infrastructure markets of utility, renewable energy, lighting, transportation and telecommunications, and coatings services to preserve and protect metal products

Sales of $765.0 million grew 23.9% year-over-year with double-digit sales growth across all product lines, net of a 2.5% unfavorable foreign currency translation impact. Higher sales were driven by favorable pricing globally, primarily in the Transmission, Distribution and Substation (TD&S), Lighting and Transportation (L&T), and Telecommunications product lines, and higher volumes, notably in the Renewable Energy, Telecommunications and TD&S product lines.

Operating Income improved to $84.6 million or 11.1% of net sales compared to $61.6 million or 10.0% ($67.7 million or 11.0% adjusted1) in 2021, driven by favorable pricing and improved fixed-cost leverage, including SG&A.

On June 1, 2022, Valmont acquired a majority interest in ConcealFab, advancing the Company's growth strategy to deliver industry-leading 5G infrastructure solutions for the telecommunications market.
1 Please see Reg G reconciliation to GAAP measures at end of document

Agriculture (33.0% of Net Sales)
Center pivot and linear irrigation equipment for agricultural markets, including parts and tubular products; advanced technology solutions for precision agriculture

Sales of $377.8 million increased 34.0% year-over-year, led by higher average selling prices of irrigation equipment globally and higher volumes, notably in North America and Brazil. In Brazil, revenues grew more than $40.0 million year-over-year, demonstrating robust market demand for irrigation equipment and ag solar products.

Operating Income was $58.0 million, or 15.5% of net sales ($62.2 million or 16.6% adjusted1) compared to $42.0 million or 15.0% of net sales ($42.9 million or 15.3% adjusted1) in 2021. The benefit of higher average selling prices and additional volume leverage was partially offset by higher SG&A, including incremental R&D expense for technology investments.
Realignment of Reporting Segments
On April 6, 2022, the Company announced that it had realigned its reporting segment structure beginning with its first quarter 2022 financial results. The new reporting segments are Infrastructure (includes the previous segments of Utility Support Structures, Engineered Support Structures and Coatings) and Agriculture (a renaming of the previous Irrigation segment). A recast of comparable prior-year segment financial information for 2020 and 2021 affected by the change is available in a summary presentation on the Investors page at Valmont.com. The Company's historical GAAP balance sheet, income statement and cash flows are not affected.

Balance Sheet, Liquidity and Capital Allocation
The Company generated year-to-date operating cash flows of $68.0 million through strong earnings and managing working capital to mitigate supply chain volatility while supporting strong revenue growth. At the end of the second quarter, cash and cash equivalents were $154.6 million. Valmont purchased approximately $10.0 million of company stock in the second quarter and approximately $112.0 million remains on the current authorization with no expiration.

Increasing Full Year 2022 Financial Outlook and Updating Key Assumptions
The Company is increasing its 2022 full-year net sales and diluted earnings per share outlook from the previous indications that were communicated last quarter, and is providing updated key assumptions for the year.

2022 Full Year Financial Outlook	Previous Outlook	Revised Outlook
Net Sales Growth (vs. PY)	11% to 17%	20% to 21%
GAAP Diluted EPS[1]	$12.30 to $12.80	$12.90 to $13.30
Adjusted Diluted EPS[1]	$13.00 to $13.50	$13.60 to $14.00
Tax Rate	~ 26.5%	~ 27.5%
FX Translation Impact on Net Sales	0.0%	~ (2.0%)

•Revised net sales growth is primarily due to favorable pricing to offset continued broad-based inflation
•Now expecting a full-year tax rate of ~27.5% due to the geographic mix of earnings
•Now expecting a ~2.0% unfavorable foreign currency translation impact on net sales vs. prior year
•Capital expenditures continue to be in the range of $110.0 - $120.0 million to support strategic growth and Industry 4.0 advanced manufacturing initiatives

Kaniewski continued, "We've had a very strong first half of the year and are increasing our full-year outlook based on this performance and several other positive factors, including our record backlog of $2.0 billion, which
1 Please see Reg G reconciliation to GAAP measures at end of document reflects continued strong, global market drivers across our businesses and provides significant momentum as we look ahead to the balance of 2022 and into 2023. Additionally, broad-based market strength for infrastructure products and solutions that help deliver safety, security and reliability while also participating in the change to renewable generation sources across our markets, are driving robust demand globally. Favorable agricultural market fundamentals and continued heightened concerns over food security have led to increasing activity levels across global markets. While inflation and supply chain volatility continue, we remain focused on what we can control: leveraging the strength of our organization to deliver innovative products and solutions to our customers, maintaining cost discipline, advancing operational excellence, and executing on our pricing strategies. Additionally, our balance sheet is strong and gives us flexibility to execute our long-term strategic plan. Through our diversified business portfolio, organizational emphasis on ESG principles and return on invested capital focus, we are well-positioned to drive sustainable, profitable growth and deliver long-term value to our shareholders."

A live audio discussion with Stephen G. Kaniewski, President and Chief Executive Officer, and Avner M. Applbaum, Executive Vice President and Chief Financial Officer, will be accessible by telephone on Thursday, July 21, 2022 at 8:00 a.m. CDT by dialing 1-844-200-6205 or 1-646-904-5544 using access code 849925, or via webcast by pointing browsers to this link: Valmont Industries 2Q 2022 Earnings Conference Call. A slide presentation will simultaneously be available for download on the Investors page of valmont.com. A replay of the event can be accessed two hours after the call at the above link or by telephone at 1-866-813-9403 or 1-929-458-6194. Please use access code 917263. The replay will be available through 5:00 p.m. CDT on July 28, 2022.

About Valmont Industries, Inc.
For over 75 years, Valmont® has been a global leader in creating vital infrastructure and advancing agricultural productivity. Today, we remain committed to doing more with less by innovating through technology. Learn more about how we’re Conserving Resources. Improving Life.® at valmont.com.

Concerning Forward-Looking Statements
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that management has made in light of experience in the industries in which Valmont operates, as well as management’s perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances. As you read and consider this release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control) and assumptions. Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Valmont’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include among other things, the continuing and developing effects of COVID-19 including the effects of the outbreak on the general economy and the specific economic effects on the Company’s business and that of its customers and suppliers, risk factors described from time to time in Valmont’s reports to the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw material, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks, and actions and policy changes of domestic and foreign governments. The Company cautions that any forward-looking statement included in this press release is made as of the date of this press release and the Company does not undertake to update any forward-looking statement.
###
1 Please see Reg G reconciliation to GAAP measures at end of document

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share amounts)
(unaudited)

	Second Quarter		Year-to-Date
	13 Weeks Ended		26 Weeks Ended

	25-Jun-22	26-Jun-21	25-Jun-22	26-Jun-21
Net sales	$1,135,532	$894,629	$2,116,352	$1,669,515
Cost of sales	842,931	664,982	1,574,565	1,235,314
Gross profit	292,601	229,647	541,787	434,201
Selling, general and administrative expenses	173,882	147,022	328,226	274,365
Operating income	118,719	82,625	213,561	159,836
Other income (expense)
Interest expense	(11,386)	(10,436)	(22,649)	(20,435)
Interest income	285	186	512	497
Gain (loss) on investments (unrealized)	(2,342)	1,177	(3,405)	1,068
Other	2,073	4,204	5,715	7,653
Other income (expense), net	(11,370)	(4,869)	(19,827)	(11,217)
Earnings before income taxes	107,349	77,756	193,734	148,619
Income tax expense	29,587	14,740	52,708	30,242
Equity in loss of nonconsolidated subsidiaries	(555)	(359)	(913)	(719)
Net earnings	77,207	62,657	140,113	117,658
Less: earnings attributable to non-controlling interests	(1,099)	(547)	(1,694)	(534)
Net earnings attributable to Valmont Industries, Inc.	$76,108	$62,110	$138,419	$117,124

Average shares outstanding (000's) - Basic	21,313	21,193	21,296	21,186
Earnings per share - Basic	$3.57	$2.93	$6.50	$5.53

Average shares outstanding (000's) - Diluted	21,541	21,469	21,516	21,449
Earnings per share - Diluted	$3.53	$2.89	$6.43	$5.46

Cash dividends per share	$0.55	$0.50	$1.10	$1.00

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES
SUMMARY OPERATING RESULTS
(Dollars in thousands)
(Unaudited)

	Second Quarter		Year-to-Date
	13 Weeks Ended		26 Weeks Ended
	25-Jun-22	26-Jun-21	25-Jun-22	26-Jun-21
Net sales
Infrastructure	$764,950	$617,604	$1,445,676	$1,167,250
Agriculture	377,765	281,965	684,345	511,629
Total	1,142,715	899,569	2,130,021	1,678,879
Less: Intersegment sales	(7,183)	(4,940)	(13,669)	(9,364)
Total	$1,135,532	$894,629	$2,116,352	$1,669,515

Operating Income
Infrastructure	$84,643	$61,550	$162,150	$115,999
Agriculture	58,046	41,984	95,521	80,732
Corporate	(23,970)	(20,909)	(44,110)	(36,895)
Total	$118,719	$82,625	$213,561	$159,836

Valmont has aggregated its business segments into two global reportable segments as follows.

Infrastructure:  This segment consists of the manufacture and distribution of products and solutions to serve infrastructure markets of utility, renewable energy, lighting, transportation and telecommunications, and coatings services to preserve and protect metal products.

Agriculture:  This segment consists of the manufacture of center pivot and linear irrigation equipment for agricultural markets, including parts and tubular products, and advanced technology solutions for precision agriculture.

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES
SUMMARY OPERATING RESULTS
(Dollars in thousands)
(Unaudited)

	Thirteen weeks ended June 25, 2022
	Infrastructure	Agriculture	Intersegment Sales	Consolidated
Geographical market:
North America	$559,864	$203,488	$(6,716)	$756,636
International	205,086	174,277	(467)	378,896
Total	$764,950	$377,765	$(7,183)	$1,135,532

Product line:
Transmission, Distribution and Substation	$295,835	$—	$—	$295,835
Lighting and Transportation	246,652	—	—	246,652
Coatings	90,321	—	(4,200)	86,121
Telecommunications	78,539	—	—	78,539
Renewable Energy	53,603	—	—	53,603
Irrigation Equipment and Parts, excluding Technology	—	347,585	(2,983)	344,602
Technology Products and Services	—	30,180	—	30,180
Total	$764,950	$377,765	$(7,183)	$1,135,532

	Thirteen weeks ended June 26, 2021
	Infrastructure	Agriculture	Intersegment Sales	Consolidated
Geographical market:
North America	$421,168	$156,037	$(4,940)	$572,265
International	196,436	125,928	—	322,364
Total	$617,604	$281,965	$(4,940)	$894,629

Product line:
Transmission, Distribution and Substation	$220,458	$—	$—	$220,458
Lighting and Transportation	215,247	—	—	215,247
Coatings	80,346	—	(2,796)	77,550
Telecommunications	54,102	—	—	54,102
Renewable Energy	47,451	—	—	47,451
Irrigation Equipment and Parts, excluding Technology	—	253,450	(2,144)	251,306
Technology Products and Services	—	28,515	—	28,515
Total	$617,604	$281,965	$(4,940)	$894,629

	Twenty-six weeks ended June 25, 2022
	Infrastructure	Agriculture	Intersegment Sales	Consolidated
Geographical market:
North America	$1,065,844	$385,743	$(13,202)	$1,438,385
International	379,832	298,602	(467)	677,967
Total	$1,445,676	$684,345	$(13,669)	$2,116,352

Product line:
Transmission, Distribution and Substation	$577,435	$—	$—	$577,435
Lighting and Transportation	459,419	—	—	459,419
Coatings	172,297	—	(7,301)	164,996
Telecommunications	139,935	—	—	139,935
Renewable Energy	96,590	—	—	96,590
Irrigation Equipment and Parts, excluding Technology	—	625,619	(6,368)	619,251
Technology Products and Services	—	58,726	—	58,726
Total	$1,445,676	$684,345	$(13,669)	$2,116,352

	Twenty-six weeks ended June 26, 2021
	Infrastructure	Agriculture	Intersegment Sales	Consolidated
Geographical market:
North America	$806,902	$278,788	$(9,364)	$1,076,326
International	360,348	232,841	—	593,189
Total	$1,167,250	$511,629	$(9,364)	$1,669,515

Product line:
Transmission, Distribution and Substation	$428,902	$—	$—	$428,902
Lighting and Transportation	391,763	—	—	391,763
Coatings	155,139	—	(5,997)	149,142
Telecommunications	99,742	—	—	99,742
Renewable Energy	91,704	—	—	91,704
Irrigation Equipment and Parts, excluding Technology	—	460,708	(3,367)	457,341
Technology Products and Services	—	50,921	—	50,921
Total	$1,167,250	$511,629	$(9,364)	$1,669,515

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	25-Jun-22	25-Dec-21
ASSETS
Current assets:
Cash and cash equivalents	$154,579	$177,232
Accounts receivable, net	627,876	571,593
Inventories	786,600	728,834
Contract asset - costs and profits in excess of billings	200,522	142,643
Prepaid expenses and other assets	87,070	83,646
Refundable income taxes	—	8,815
Total current assets	1,856,647	1,712,763
Property, plant and equipment, net	607,563	598,605
Goodwill and other assets	1,210,542	1,135,881
	$3,674,752	$3,447,249

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current installments of long-term debt	$3,018	$4,884
Notes payable to banks	4,428	13,439
Accounts payable	388,498	347,841
Accrued expenses	237,222	253,330
Contract liability - billings in excess of costs and earnings	175,814	135,746
Income taxes payable	10,036	—
Dividend payable	11,743	10,616
Total current liabilities	830,759	765,856
Long-term debt, excluding current installments	995,647	947,072
Operating lease liabilities	154,799	147,759
Other long-term liabilities	140,397	172,965
Shareholders' equity	1,553,150	1,413,597
	$3,674,752	$3,447,249

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	26 Weeks Ended
	25-Jun-22	26-Jun-21
Cash flows from operating activities
Net Earnings	$140,113	$117,658
Depreciation and amortization	48,012	44,063
Contribution to defined benefit pension plan	(17,155)	(970)
Change in working capital	(115,170)	(140,014)
Other	12,219	49,448
Net cash flows from operating activities	68,019	70,185

Cash flows from investing activities
Purchase of property, plant, and equipment	(49,676)	(48,824)
Acquisitions	(39,297)	(312,500)
Other	1,162	(74)
Net cash flows from investing activities	(87,811)	(361,398)

Cash flows from financing activities
Proceeds from long-term borrowings	201,462	149,342
Principal payments on long-term borrowings	(156,973)	(15,421)
Net (payments)/proceeds on short-term borrowings	(9,155)	(5,049)
Purchase of treasury shares	(9,776)	(21,600)
Purchase of noncontrolling interest	(4,292)	—
Dividends paid	(22,337)	(20,181)
Other	1,641	2,969
Net cash flows from financing activities	570	90,060
Effect of exchange rates on cash and cash equivalents	(3,431)	(288)
Net change in cash and cash equivalents	(22,653)	(201,441)
Cash and cash equivalents - beginning of year	177,232	400,726
Cash and cash equivalents - end of period	$154,579	$199,285

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES
SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON REPORTED RESULTS
REGULATION G RECONCILIATION
(Dollars in thousands, except per share amounts)
(unaudited)

The non-GAAP tables below disclose the impact of intangible asset amortization (Prospera) and stock-based compensation recognized for the Prospera employees on fiscal 2022 results. We believe the adjustments for Prospera allow for a better comparison of future Agriculture segment performance as compared to historical results. The non-GAAP tables below also disclose the impact of a write off a receivable following arbitration of a commercial transaction from 2014, acquisition diligence and restructuring expenses on segment operating income and net earnings as well as the impact of the U.K. tax rate change on net earnings (adjusts GAAP tax rate from 19.0% to 22.5%) on fiscal 2021 results. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures.

	Thirteen weeks ended June 25, 2022	Diluted	Twenty-six weeks ended June 25, 2022	Diluted
		earnings per		earnings per
		share		share
Net earnings attributable to Valmont Industries, Inc. - as reported	$76,108	$3.53	$138,419	$6.43
Prospera intangible asset amortization	1,645	0.08	3,290	0.15
Stock-based compensation - Prospera	2,495	0.12	4,993	0.23
Total Adjustments, pre-tax[1]	4,140	0.19	8,283	0.38
Tax effect of adjustments[2]	(566)	(0.03)	(1,132)	(0.05)
Net earnings attributable to Valmont Industries, Inc. - Adjusted[1]	$79,682	$3.70	$145,570	$6.77
Average shares outstanding (000’s) - Diluted		21,541		21,516

	Thirteen weeks ended June 26, 2021	Diluted	Twenty-six weeks ended June 26, 2021	Diluted
		earnings per		earnings per
		share		share
Net earnings attributable to Valmont Industries, Inc. - as reported	$62,110	$2.89	$117,124	$5.46
Write-off of a receivable, pre-tax	5,545	0.26	5,545	0.26
Acquisition diligence expense, pre-tax	1,120	0.05	1,120	0.05
Restructuring expense, pre-tax	1,560	0.07	1,560	0.07
Total Adjustments, pre-tax[1]	8,225	0.38	8,225	0.38
Change in U.K. statutory tax rate	(2,819)	(0.13)	(2,819)	(0.13)
Tax effect of adjustments[2]	(1,764)	(0.08)	(1,754)	(0.08)
Net earnings attributable to Valmont Industries, Inc. - Adjusted[1]	$65,752	$3.06	$120,776	$5.63
Average shares outstanding (000’s) - Diluted		21,469		21,449

1Earnings per share includes rounding
2The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction.

	Thirteen weeks ended June 25, 2022
Operating Income Reconciliation	Infrastructure	Agriculture	Corporate	Valmont
Operating income - as reported	$84,643	$58,046	$(23,970)	$118,719
Stock-based compensation - Prospera	—	2,495	—	2,495
Prospera intangible asset amortization	—	1,645	—	1,645
Adjusted Operating Income	$84,643	$62,186	$(23,970)	$122,859
Net Sales - as reported	760,750	374,782	NM	1,135,532

Operating Income as a % of Net Sales	11.1%	15.5%	NM	10.5%
Adjusted Operating Income as a % of Net Sales	11.1%	16.6%	NM	10.8%

	Thirteen weeks ended June 26, 2021
Operating Income Reconciliation	Infrastructure	Agriculture		Corporate	Valmont
Operating income - as reported	$61,550	$41,984		$(20,909)	$82,625
Write-off of a receivable, pre-tax	5,545	—		—	5,545
Acquisition diligence expense, pre-tax	—	—	—	1,120	1,120
Restructuring expense, pre-tax	650	910		—	1,560
Adjusted Operating Income	$67,745	$42,894		$(19,789)	$90,850
Net Sales - as reported	614,808	279,821		NM	894,629

Operating Income as a % of Net Sales	10.0%	15.0%		NM	9.2%
Adjusted Operating Income as a % of Net Sales	11.0%	15.3%		NM	10.2%

	Twenty-six weeks ended June 25, 2022
Operating Income Reconciliation	Infrastructure	Agriculture	Corporate	Valmont
Operating income - as reported	$162,150	$95,521	$(44,110)	$213,561
Stock-based compensation - Prospera	—	4,993	—	4,993
Prospera intangible asset amortization	—	3,290	—	3,290
Adjusted Operating Income	$162,150	$103,804	$(44,110)	$221,844
Net Sales - as reported	1,438,375	677,977	NM	2,116,352

Operating Income as a % of Net Sales	11.3%	14.1%	NM	10.1%
Adjusted Operating Income as a % of Net Sales	11.3%	15.3%	NM	10.5%

	Twenty-six weeks ended June 26, 2021
Operating Income Reconciliation	Infrastructure	Agriculture		Corporate	Valmont
Operating income - as reported	$115,999	$80,732		$(36,895)	$159,836
Write-off of a receivable, pre-tax	5,545	—		—	5,545
Acquisition diligence expense, pre-tax	—	—	—	1,120	1,120
Restructuring expense, pre-tax	650	910		—	1,560
Adjusted Operating Income	$122,194	$81,642		$(35,775)	$168,061
Net Sales - as reported	1,161,253	508,262		NM	1,669,515

Operating Income as a % of Net Sales	10.0%	15.9%		NM	9.6%
Adjusted Operating Income as a % of Net Sales	10.5%	16.1%		NM	10.1%

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF FORECASTED GAAP AND ADJUSTED EARNINGS
(Dollars in thousands, except per share amounts)

The non-GAAP tables below disclose the impact on the range of estimated diluted earnings per share of the (1) amortization of the intangible asset (Prospera) and (2) stock-based compensation for Prospera employees. We believe the adjustments for Prospera allow for a better comparison of future Agriculture segment performance as compared to historical results. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings to be taken into consideration by management and investors with the related reported GAAP measures.

Reconciliation of Range of Net Earnings - 2022 Guidance	Low End	High End	Adjustments
Estimated net earnings - GAAP	$279,000	$287,600
Prospera intangible asset (proprietary technology) amortization, pre-tax			6,800
Stock-based compensation - Prospera, pre-tax			10,000
Total pre-tax adjustments			16,800
Estimated tax benefit from above expenses*			(2,200)

Total Adjustments, after-tax			$14,600
Estimated net earnings - Adjusted	$293,600	$302,200
Diluted Earnings Per Share Range - GAAP	$12.90	$13.30
Diluted Earnings Per Share Range - Adjusted	$13.60	$14.00

* The tax effect of adjustments is calculated based on the estimated income tax rate in each applicable jurisdiction.

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